Exhibit 99.1

             Conn's, Inc. Reports Record First Quarter 2005 Earnings

    BEAUMONT, Texas--(BUSINESS WIRE)--June 7, 2004--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, home office products, bedding and lawn and garden products, today announced record results for the first quarter ended April 30, 2004.
    Net income available for common stockholders for the first quarter increased 72.8% to $7.8 million compared to $4.5 million for the first quarter of fiscal 2004. Diluted earnings per share available for common stockholders increased 22.2% to $0.33 from $0.27 in the prior year. Total revenues for the quarter ended April 30, 2004 increased 11.7% to $134.9 million compared with $120.8 million for the quarter ended April 30, 2003. This increase in revenue included net sales increases of $11.9 million, or 11.1%, and increases from "Finance charges and other" of $2.2 million, or 15.8%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 3.5% for the first quarter of fiscal 2005. On a pro forma basis, as though all shares issued in the initial public offering were outstanding in both periods for the full period, diluted earnings per share increased 50.0% to $0.33 for the quarter ended April 30, 2004 from $0.22 for the quarter ended April 30, 2003.
    During the first quarter, the Company continued its growth in the Dallas/Fort Worth metroplex with the opening of two additional stores in February and April. The Company currently operates 47 store locations in Texas and Louisiana, of which five are located in the Dallas/Fort Worth metroplex. The Company expects to develop additional sites in this market and others and projects the opening of two to three new locations in the last two quarters of fiscal 2005.
    "Our strong performance in this first quarter demonstrated our ability to drive sales without the need to over utilize low margin promotional programs as we did last year," said Thomas J. Frank, Conn's chairman and chief executive officer. "Our gross margin reflects the improvements that were made in how we approached our grand opening celebration this year and demonstrated that we could manage the sales discount function in a more appropriate manner. Our emphasis on track sales and our ability to take advantage of new product opportunities in bedding and lawn and garden categories continues to provide positive results." The Company defines track sales as sales of smaller electronic and appliance items and other "carry out" products that are sold inside a track area located within the interior of each store.

    EPS Guidance

    The Company also issued updated guidance for the second quarter ended July 31, 2004 of earnings per diluted share of approximately $0.26 to $0.28. Updated guidance issued for the entire year included earnings per diluted share of approximately $1.21 to $1.25, with comparable store sales increases in the low to mid single digit range.

    Conference Call Information

    Conn's, Inc. will host a conference call and audio webcast this morning, June 7, 2004 at 11:00 a.m., EST, to discuss financial results for the quarter ended April 30, 2004. The webcast will be available at www.conns.com and will be archived for one year. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com. Institutional investors can access the call via CCBN's password protected event management site at www.streetevents.com.

    About Conn's, Inc.

    The Company is a specialty retailer currently operating 47 retail locations in Texas and Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma and LCD televisions, camcorders, VCRs, DVD players and home theater products. The Company also sells home office equipment, lawn and garden products and bedding, and continues to introduce additional product categories for the home to help increase same store sales and to respond to our customers' product needs.
    Unlike many of its competitors, the Company provides in-house credit options for its customers. Historically, it has financed over 56% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity, or the issuer, in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.
    This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on April 16, 2004. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.



                     CONN'S, INC. AND SUBSIDIARIES
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                            (in thousands)

                                                   Three Months Ended
                                                        April 30,
                                                   -------------------
                                                     2003      2004
                                                   --------- ---------
Revenues
   Total net sales                                 $106,687  $118,542
   Finance charges and other                         14,104    16,336
                                                   --------- ---------
      Total revenues                                120,791   134,878
Cost and Expenses
   Cost of goods sold, including warehousing and
    occupancy costs                                  77,189    84,774
   Cost of parts sold, including warehousing and
    occupancy costs                                   1,046     1,104
   Selling, general and administrative expense       31,755    34,862
   Provision for bad debts                            1,368     1,422
                                                   --------- ---------
      Total cost and expenses                       111,358   122,162
                                                   --------- ---------
Operating income                                      9,433    12,716

Operating income as a percentage of total revenues      7.8%      9.4%

Interest expense                                      1,546       582
                                                   --------- ---------
Income before minority interest and income taxes      7,887    12,134
Minority interest in limited partnership                  -       115
                                                   --------- ---------
Income before income taxes                            7,887    12,019
Total provision for income taxes                      2,802     4,246
                                                   --------- ---------
Net income                                            5,085     7,773
Less preferred dividends                               (586)        -
                                                   --------- ---------
Net income available for common stockholders         $4,499    $7,773
                                                   ========= =========

Earnings per share:
Basic                                                 $0.27     $0.34
Diluted                                               $0.27     $0.33
Average common shares outstanding:
Basic                                                16,720    23,145
Diluted                                              16,720    23,749

                     CONN'S, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                                   Jan. 31,  April 30,
                                                     2004      2004
                                                   --------- ---------
                      Assets
Current Assets
Cash and cash equivalents                           $12,942    $9,661
Interest in securitized assets and accounts
 receivable, net                                     93,940   100,179
Inventories                                          53,742    57,099
Deferred income taxes                                 4,148     4,316
Prepaid expenses and other assets                     3,031     2,338
                                                   --------- ---------
      Total current assets                          167,803   173,593
Non-current deferred tax assets and other costs       4,195     4,229
Total property and equipment, net                    54,825    58,159
Goodwill and other                                    7,937     7,998
                                                   --------- ---------
      Total  assets                                $234,760  $243,979
                                                   ========= =========

       Liabilities and Stockholders' Equity
Current Liabilities
Notes payable                                            $-      $630
Current portion of long-term debt                       338       328
Accounts payable                                     26,412    27,012
Fair value of derivatives                             1,121     1,018
Other current liabilities                            22,866    22,131
                                                   --------- ---------
      Total current liabilities                      50,737    51,119
Long-term debt                                       14,174    14,079
Non-current deferred tax liability and other          1,288     1,303
Fair value of derivatives                               202         -
Minority interest in SRDS                             1,769     1,829
Total stockholders' equity                          166,590   175,649
                                                   --------- ---------
      Total liabilities and stockholders' equity   $234,760  $243,979
                                                   ========= =========

                     CONN'S, INC. AND SUBSIDIARIES
                   UNAUDITED CONDENSED CONSOLIDATED
                       STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                        For the Three
                                                        Months Ended
                                                          April 30,
                                                       ---------------
                                                         2003    2004
                                                       ------- -------
Net cash provided by operating activities              $3,839    $541
                                                       ------- -------
Cash flows from investing activities
Purchase of property and equipment                     (1,709) (4,346)
Proceeds from sale of property                            167       2
                                                       ------- -------
Net cash used by investing activities                  (1,542) (4,344)
                                                       ------- -------

Cash flows from financing activities
Net proceeds from exercise of stock options                 -     588
Net payments under bank credit facilities              (1,690)    (17)
Increase in debt issuance costs                          (270)      -
Payment of promissory notes                              (482)      -
                                                       ------- -------
Net cash provided (used) by financing activities       (2,442)    571
                                                       ------- -------
Impact on cash of consolidation of SRDS                     -     (49)
                                                       ------- -------
Net change in cash                                       (145) (3,281)
Cash and cash equivalents
Beginning of the year                                   2,448  12,942
                                                       ------- -------
End of the year                                        $2,303  $9,661
                                                       ======= =======

           RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
                     PRO FORMA EARNINGS PER SHARE
               (in thousands, except earnings per share)

                                                        Three Months
                                                            Ended
                                                          April 30,
                                                       ---------------
                                                        2003    2004
                                                       ------- -------
Net income available for common stockholders           $4,499  $7,773
Add preferred dividends                                   586       -
                                                       ------- -------
Pro forma net income                                   $5,085  $7,773
                                                       ======= =======

Total shares outstanding pre-IPO                       16,720  16,720
Shares issued in IPO, including over-allotment          4,622   4,622
Conversion of preferred stock into common               1,712   1,712
Weighted exercise of options                                -      91
Dilution due to outstanding options                         -     604
                                                       ------- -------
Pro forma shares outstanding                           23,054  23,749
                                                       ======= =======
Pro forma diluted earnings per share                    $0.22   $0.33
                                                       ======= =======

Reconciliation of pro forma shares outstanding to
 presentation according to GAAP:
   Pro forma shares outstanding                        23,054  23,749
   Adjustment since shares were not outstanding for
    the full year                                      (6,334)      -
                                                       ------- -------
   Weighted diluted outstanding shares according to
    GAAP                                               16,720  23,749
                                                       ======= =======

The use of pro forma information is considered necessary to provide the reader with more comparable earnings per share information year over year. As a result of the IPO transaction, the additional shares issued were significant relative to the shares outstanding in the prior year and preferred dividends are no longer accrued or paid. Consequently, the shares outstanding have been adjusted to reflect the IPO transaction as though it took place on Feb. 1, 2003 and preferred dividends have been eliminated in all periods in order to compute earnings per share on a more comparable basis.

                CALCULATION OF GROSS MARGIN PERCENTAGE
                        (dollars in thousands)

                                                   Three Months Ended
                                                        April 30,
                                                   -------------------
                                                     2003      2004
                                                   --------- ---------
Total revenues                                     $120,791  $134,878
Less cost of goods and parts sold, including
 warehousing and occupancy cost                     (78,235)  (85,878)
                                                   --------- ---------
Gross margin dollars                                $42,556   $49,000
                                                   ========= =========

Gross margin percentage                                35.2%     36.3%


    CONTACT: Conn's, Inc., Beaumont
             Thomas J. Frank, 409-832-1696 Ext. 3218